Exhibit 4.2

SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), OR ANY STATE OR PROVINCIAL SECURITIES ACTS AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE ACTS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE 1933 ACT, STATE OR PROVINCIAL SECURITIES ACT OR ARE EXEMPT FROM SUCH REGISTRATION. THERE SECRUITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR PROVINCIAL SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

                ARBOR INC. - COMMON SHARE SUBSCRIPTION AGREEMENT

--------------------------------------------------------------------------------
INSTRUCTIONS: To properly complete this Agreement you must:
     1.   Complete this page and page 2; and
     2. If a US resident or otherwise subject to the securities laws of United States of America, Schedule A, Certification of U.S. Purchaser. The purpose of the Certification is to determine whether you meet the standards for participation in a private placement under Rule 506 of Regulation D promulgated by the Securities and Exchange Commission.
--------------------------------------------------------------------------------

TO:  Arbor Inc. (the "Issuer")
     2642 Collins Avenue, Suite 305
     Miami Beach, FL 33140

The undersigned (hereinafter referred to as the "Purchaser") hereby irrevocably subscribes for and agree to purchase from Arbor the number of common shares (the "Securities") of Arbor set forth below for the total consideration set forth below (the "Purchase Price"), representing a subscription price of US $1.00 (as hereinafter defined) per share, upon and subject to the terms and conditions (including adjustment), and hereby covenants, represents and warrants as set forth in "Terms and Conditions of Subscription For Securities of Arbor Inc." dated for reference December 9, 2003 attached hereto and expressly incorporated herein.

EXECUTED BY THE PURCHASER THIS _______ DAY OF _____________, 2003.

-----------------------------------------------------------------------------------------------------
WITNESS:                                             EXECUTION BY PURCHASER:

                                                     X
---------------------------------------------------    ----------------------------------------------
Signature of witness                                 Signature of individual or Authorized Signatory


---------------------------------------------------  ------------------------------------------------
Name of witness                                      Name of Purchaser (PLEASE PRINT)


---------------------------------------------------  ------------------------------------------------
Address of witness                                   Name of authorized signatory (PLEASE PRINT)


ACCEPTED this _______ day of ___________,            ------------------------------------------------
2003.                                                Telephone Number

ARBOR INC.
Per:

---------------------------------------------------  ------------------------------------------------
Authorized signatory                                 Social Security Number
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
SUBSCRIPTION INFORMATION                             REGISTRATION INSTRUCTIONS:


Number of Shares: _________________________
                                                     ------------------------------------------------
                                                     Name to appear on certificate

Purchase Price US$: _____________________
---------------------------------------------------  ------------------------------------------------
                                                     Account reference, if applicable

---------------------------------------------------
NON-PRINCIPAL INFORMATION

If the Purchaser is signing as an agent for a
principal and is not a trust company or an insurer   ------------------------------------------------
or, in British Columbia a portfolio manager, in      Address
either case purchasing as trustee or agent for
accounts fully managed by it, complete the
following:                                           ------------------------------------------------
                                                     DELIVERY INSTRUCTIONS:


---------------------------------------------------  ------------------------------------------------
Name of Principal (PLEASE PRINT)                     Name and account reference, if applicable


---------------------------------------------------  ------------------------------------------------
Address of Principal                                 Contact name


---------------------------------------------------  ------------------------------------------------
Telephone Number                                     Address


---------------------------------------------------  ------------------------------------------------
E-Mail Address                                       Telephone number
---------------------------------------------------  ------------------------------------------------

REPRESENTATION OF PURCHASER:

1. The Purchaser represents that the number of common shares or securities convertible into common shares of Arbor presently owned (beneficially, directly or indirectly) by the Purchaser are as follows:

       Shares:   ______________________

       Securities Convertible into Shares: _____________________

2. The Purchaser represents that the Purchaser IS / IS NOT (CIRCLE ONE) an Insider of Arbor (as defined in the definition section below).

ACCEPTANCE: Arbor hereby accepts the above subscription and Arbor represents and warrants to the Purchaser that the representations, warranties and covenants made by Arbor in this Agreement are true and correct in all material respects as of this date and that the Purchaser is entitled to rely thereon.

ARBOR INC.               Dated:    _________________, 2003
                         Execution Date


Per:
      Costas Takkas, President

                                 OFFERING TERMS
                                 --------------

REFERENCE DATE OF THIS AGREEMENT: December 9, 2003 (the "Subscription Date")

THE OFFERING:

THE ISSUER:
     NAME: Arbor Inc.
     JURISDICTION OF ORGANIZATION: ARBOR is incorporated under the laws of Nevada.
     AUTHORIZED AND OUTSTANDING CAPITAL: THE authorized capital of Arbor is 25,000,000 shares of common stock with a par value of $0.001 of which 8,448,388 shares issued and outstanding.

SECURITIES LEGISLATION APPLICABLE TO ARBOR OR THIS OFFERING: The United States Securities Act of 1933, together with the regulations and rules made and promulgated there under and all administrative policy statements, orders and rulings, notices and other administrative directions issued by the Commission (as defined below).

PURCHASED SECURITIES: The common shares of Arbor at a price of US$ 1.00 per
share.   A total of 550,000 common shares of Arbor are being offered.

PRICE: US $ 1.00 per common share for gross proceeds of US$ 5,000,000 if all 550,000 shares offered are sold.

COMMISSION: No finder's fee will be paid in shares in connection with this Offering.

ADDITIONAL PROVISIONS: (1) The common shares will be issued and registered in the name of the purchasers or their nominees. (2) Subject to the Applicable Legislation, the common shares will be transferable after the requisite hold periods. (3) The issuance of the common shares in the Offering will not restrict or prevent Arbor from obtaining any other financing, or from issuing additional securities or rights.

SELLING JURISDICTIONS: The common shares will be sold in the United States and in select jurisdictions outside of the United States (the "Selling Jurisdictions") solely in accordance with available exemptions and applicable law.

EXEMPTIONS: The Offering will be made in accordance with the following exemptions from the prospectus and registration requirements:
     (a) in the United States, Rule 506 of Regulation D promulgated under the 1933 Act; and
     (b) outside of the United States and Canada, under Regulation S of the 1933 Act.

CLOSING DATE Payment for, and delivery of, the common shares is scheduled to occur on or before December 31, 2003 (the "CLOSING DATE") or such other date as determined by Arbor, in its sole discretion.

RESALE RESTRICTIONS AND LEGENDS Upon the closing of the Offering the common shares will be subject to a one year hold period. The Purchaser acknowledges that the certificates representing the common shares will bear a legends in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE 1933 ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE1933 ACT."

The common shares issued in this Offering may only be sold after one year in the United States in compliance with an exemption from the prospectus and registration requirements of the US Federal and applicable State securities laws and regulations.

                      TERMS AND CONDITIONS OF SUBSCRIPTION
                        FOR COMMON SHARES OF  ARBOR INC.

Dated for reference December 9, 2003.

1.   DEFINITIONS.

1.1 In the Subscription Agreement (and all schedules and appendixes incorporated by reference), the following words have the following meanings unless otherwise indicated:


     a.   "1933 ACT" means the United States Securities Act of 1933, as amended;

     b. "APPLICABLE LEGISLATION" means the Securities Legislation Applicable to Arbor and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

     c. "CLOSING" means the completion of the sale and purchase of the Securities;

     d. "CLOSING DATE" has the meaning assigned in the Terms being on or before December 31, 2003 or such other date as determined by Arbor, in its sole discretion;

     e. "COMMISSIONS" means all securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement and the US Federal Securities and Exchange Commission;

     f. "OFFERING" means up to 550,000 common shares of Arbor to raise an aggregate total of US$ 550,000.

     g. "PRIVATE PLACEMENT" means the offering of the Securities on the terms and conditions of this Subscription Agreement;

     h.   "PURCHASERS" means the purchasers of the Securities.

     i.   "REGULATION S" means Regulation S promulgated under the 1933 Act;

     j. "REGULATORY AUTHORITIES" means the US Federal Securities and Exchange Commission;

     k. "SECURITIES" means shares of common stock of Arbor to be issued in this Offering;

     l.   "SECURITIES COMMISSION" means the US Federal Securities Commission;

     m.   "SHARES" means the common shares in the capital of Arbor;

     n. "SUBSCRIPTION AGREEMENT" means the first (cover) page, the Offering Terms on page 2, the Terms and Conditions of Subscription for Common Shares of Abor, Inc. on pages 4 to 10 and the other schedules and appendixes incorporated by reference; and

     o. "TERMS" means those portions of the Subscription Agreement headed "Offering Terms" and contained on page 3.

     p.   "US" means the United States of America;

     q. "US PERSON" means a US person as that term is defined in Regulation S under the 1933 Act;

1.2 In the Subscription Agreement, the following terms have the meanings defined in Regulation S: "U.S. PERSON" and "UNITED STATES".

1.3 In the Subscription Agreement, other words and phrases that are capitalized have the meaning assigned in the Subscription Agreement.

2.   TERMS OF OFFER.

2.1 The Securities will be sold by private placement in the United States pursuant to the exemption from registration requirements of the 1933 Act provided by Rule 506 of Regulation D of the 1933 Act and outside of the United States and Canada, under Regulation S of the 1933 Act. By its acceptance of this offer, Arbor covenants, agrees and confirms that the Purchaser will have the benefit of all of the representations, warranties, covenants, agreements, terms and conditions set forth in the warrant certificate(s) to be issued.

2.2  The Purchaser acknowledges that:

     a. The Offering is integral to provide additional financing for Arbor of up to US$ 550,000 to enable it to expand its business;

     b.   There is no minimum subscription;

     c. This Subscription is irrevocable by the Purchaser and may be rejected by Arbor in whole or in part; and

     d. There are legal and contractual restrictions on the Purchasers ability to resell or otherwise dispose of the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them;

3.   SECURITIES BEING OFFERED.   A total of 550,000 shares of common stock of
Arbor are being sold at a price of US$ 1.00 per share to raise an aggregate total of US$ 550,000 if all shares are sold.

4.   OTHER PROVISIONS.  Arbor covenants that:

     a. the distribution to the Purchaser is made by Arbor in a security of its own issue;

     b. Arbor, at the date of distribution to the Purchaser, will have filed all documents that it is required to file under the continuous disclosure provisions of the Securities Laws, including annual and interim financial information, press releases disclosing material changes, and material change reports;

     c. at the date of distribution to the Purchaser, Arbor will not have made a substantial transaction since its current Form 10-KSB unless a Form 8-K disclosing the material change has been filed in compliance with Securities Laws;

     d. Arbor will place the legend required by the 1933 Act and any other required legends on the certificates representing the Securities; and

     e. Arbor is now, and on the Closing Date will be a "reporting issuer" under section 12 of the US Securities Exchange Act of 1934 and is not in default of any of the requirements of that Act. Arbor is not a "reporting issuer" in British Columbia or any other jurisdiction in Canada.

5. PAYMENT AND DELIVERY. The Purchaser hereby unconditionally subscribes for and agrees to purchase the number of Securities subscribed for on the face page of this Subscription Agreement at the subscription price therein. The Purchaser shall deliver to Arbor concurrently with the execution of this Agreement (i) the Certification of US Purchaser (Schedule A), if a US resident, and (ii) such information, additional undertakings, questionnaires and other documents as Arbor may request in connection with the issue and sale of the common shares. The Purchaser shall deliver at CLOSING the total purchase price for the common shares by way of certified cheque or bank draft made payable to Arbor. The Purchaser acknowledges and agrees that such undertakings, questionnaires and other documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation, warranty or covenant of the Purchaser hereunder in favour of Arbor. The Purchaser consents to the filing of such undertakings, questionnaires and other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

6. ACCEPTANCE OR REJECTION OR ALLOTMENT. Arbor will have the right in its sole discretion to accept or reject this offer at any time at or prior to the Closing. The Purchaser acknowledges and agrees that the acceptance of this offer may be subject to acceptance by NASD or any other regulatory body having jurisdiction with respect to Arbor, and will be conditional on the allotment and the sale of the common shares to the Purchaser being exempt from any prospectus requirements of all applicable securities legislation or, as applicable, from registration requirements of the 1933 Act and State securities laws. Arbor will be deemed to have accepted this offer upon delivery at the Closing of the certificates representing the Purchaser's Securities in Arbor. If the certificates representing the Purchaser's Securities in Arbor have not been delivered to the Purchaser on or before December 15, 2003, then this Agreement shall terminate and all subscription funds advanced to Arbor hereunder will be paid forthwith to the Purchaser.

7. PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser acknowledges that the following representations and warranties by it are given with the intention that they will be relied upon by Arbor and its counsel in determining its eligibility or, if applicable, the eligibility of others on whose behalf it is contracting hereunder to purchase the common shares under applicable securities legislation. The Purchaser represents and warrants to Arbor and its counsel, that its representation and warranties are true as of the date of this offer and will be true as of the date of this Subscription Agreement and agrees that by accepting delivery of the Securities it shall be representing and warranting as of the Closing Date, that:

     a.   Non-US Persons If the Purchaser is not a US Person, the Purchaser, or
          --------------
          any beneficial purchaser for whom it is acting, will comply with the requirements of all applicable securities legislation in United States, will provide such evidence of compliance with all such matters Arbor may request, and in connection with the purchase of the Securities, the Purchaser hereby:

          A.   certifies to Arbor that it is not a resident of United States;

          B. the Purchaser is not purchasing the Securities for the account or benefit of a US Person;

          C.   was not offered the Securities in the US; and

          D.   did not execute or deliver this Agreement in the US;

          E.   acknowledges to Arbor that it is aware that:
                      i. no securities commission or similar regulatory
                         authority has reviewed or passed on the merits of the Securities;
                     ii. there is no government or other insurance covering the
                         Securities;
                    iii. there are risks associated with the purchase of the
                         Securities;
                     iv. Arbor has advised the Purchaser that Arbor is relying
                         on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the securities legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the securities legislation, including statutory rights of rescission or damages, will not be available to the Purchaser;
                      v. the certificates to be delivered to the Purchaser
                         representing the Securities purchased by the Purchaser will be in compliance with the applicable laws of such jurisdiction and contain a legend stating that the
                         Securities are subject to resale restrictions; and
                     vi. the Purchaser acknowledges that the Securities have not been registered under the 1933 Act or the securities
                         laws of any State of the United States or Province in Canada and Arbor does not intend to register any of the Securities under the 1933 Act, or the securities laws of any State of the United States or Province in Canada and have no obligation to do so. The Securities may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable State securities laws or exemptions from such requirements are available. The Purchaser acknowledges that Arbor will not register any transfer of any of the Securities not made in accordance with Regulation S of the 1933 Act or pursuant to an available exemption from registration; and

     b.   US Persons.  If the Purchaser is a US Person, then either:
          ----------

          A. The Purchaser is purchasing the Securities in an "offshore transaction" as defined in, and pursuant to, Regulation S on the basis that the Purchaser was not offered the Securities in the US and did not execute or deliver this Agreement in the US;

               or

          B. is a US Person who is an "accredited investor" as defined in Rule 501 of Regulation D of the 1933 Act.

          In either case, the Purchaser has duly completed, executed and delivered to Arbor Schedule B to this Agreement (Certificate of US Purchaser) and represents, warrants and covenants to Arbor the accuracy of all matters set out therein;

     c.   US Securities Laws.  Each Purchaser acknowledges that that the
          ------------------
          Securities have not been registered under the 1933 Act or the securities laws of any State in the US and that Arbor does not intend to register any of the Securities under the 1933 Act, or the securities laws of any State in the US and has no obligation to do so. The Securities may not be offered or sold in the US unless registered in accordance with US federal securities laws and all applicable State securities laws or exemptions from such requirements are available. The Purchaser acknowledges that Arbor will not register any transfer of any of the Securities not made in accordance with Regulation S of the 1933 Act or pursuant to an available exemption from registration.

     d.   Authorization and Effectiveness.  If the Purchaser is a corporation,
          -------------------------------
          the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this offer and to observe and perform the covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, if the Purchaser is a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, or, if an individual, the Purchaser has attained the age of majority and is legally competent to execute this agreement and to take all actions required pursuant thereto, and, in each case, upon acceptance by Arbor, this Subscription Agreement constitutes a legal, valid, binding and enforceable contract of the Purchaser or the beneficial purchaser for which it is purchasing, as the case may be;

     e.   Absence of Offering Memorandum.  The offering and sale of the
          ------------------------------
          Securities to the Purchaser were not made through an advertisement of the Securities in printed media of general and regular paid circulation, radio or television, or any other form of advertisement, and the Purchaser has not requested, nor does it need to receive, an offering memorandum or other document prepared by Arbor describing its business affairs, in order to assist it in making an investment decision in respect of the Securities, and, except for this Subscription Agreement, no other documents have been delivered or otherwise furnished to the Purchaser in connection with such offering and sale;

     f.   Purchasing as Principal or Non-Principal.  The Purchaser is purchasing
          ----------------------------------------
          the Securities as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Securities;

     g.   Unincorporated Organization.  If the Purchaser is a syndicate,
          ---------------------------
          partnership or other form of unincorporated organization, the Purchaser warrants and represents that it was not created solely to permit purchases without a prospectus by groups of individuals or other persons who are not "accredited investors" as defined under Rule 506 of Regulation D;

     h.   Disclosure to Regulatory Authorities.  The Purchaser acknowledges that
          ------------------------------------
          Arbor may in the future be required by law to disclose the Purchaser's name and other information relating to this Agreement and the Purchaser's subscription hereunder, on a confidential basis to securities regulatory authorities or pursuant to the Proceeds of Crime (Money Laundering) Act;

     i.   No Undisclosed Information.  The Securities are not being purchased by
          --------------------------
          the Purchaser as a result of any material information concerning Arbor that has not been publicly disclosed and the Purchaser's decision to tender this offer and acquire the Securities has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of Arbor or any other person and is based entirely upon currently available public information concerning Arbor;

     j.   Adequate Information.  The Purchaser has had access to and has
          --------------------
          received all such information concerning Arbor that the Purchaser considers necessary in connection with the Purchaser's investment decision;

     k.   No Recommendation or Endorsement.  No agency, governmental authority,
          --------------------------------
          regulatory body, stock exchange, or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or government authorities made any recommendation or endorsement with respect to the Securities; and

     l.   No Representations as to the Securities.  No person has made to the
          ---------------------------------------
          Purchaser any written or oral representations:

            i. that any person will resell or repurchase the Securities;
           ii. that any person will refund the purchase price for the Securities;
          iii. as to the future price or value of the Securities; or
           iv. that the Securities will be listed and posted for trading on any stock exchange or that an application has been made to list the common shares of Arbor on any stock exchange other than the OTC Bulletin Board.

8. CORPORATION'S REPRESENTATIONS AND WARRANTIES. By its execution of this Subscription Agreement, Arbor hereby represents, warrants and covenants to the subscriber that:

     a. Arbor has the full corporate power and authority to execute and deliver this Subscription Agreement and to issue the Securities;

     b. this Subscription Agreement constitutes a binding obligation of Arbor enforceable in accordance with its terms; and

     c. the execution and delivery of, and the performance of the terms of, this Subscription Agreement by Arbor, including the issue of the Securities, does not and will not constitute a breach of or default under the constating documents of Arbor or any law, regulation, order or ruling applicable to Arbor or any agreement, contract or indenture to which Arbor is a party or by which it is bound.

9. HOLD PERIOD AND RESALE CONDITIONS. The Purchaser understands and acknowledges that the securities will be subject to certain resale restrictions under applicable securities laws and the Purchaser agrees to comply with such restrictions and further acknowledges that the securities cannot be resold unless the following conditions are complied with:

     a. the selling security holder has held the securities for at least twelve months from the Closing Date;

     b. no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade;

     c. no extra-ordinary commission or consideration is paid to a person or company in respect of the trade;

     d. if the selling security holder is an insider or officer of Arbor, the selling security holder has no reasonable ground to believe that Arbor is in default of the Securities Laws; and

     e. the Purchaser files a report within 10 days of any resale, if required, in the form and where required, in accordance with applicable securities legislation.

10. LEGEND. The Purchase acknowledges and accepts that the certificates representing the Securities will bear the following legends:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE 1933 ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE1933 ACT.

11. NO REVOCATION. The Purchaser agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser.

12. INDEMNITY. The Purchaser agrees to indemnify and hold harmless Arbor and its directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representations or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to Arbor in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to Arbor in connection herewith.

13. MODIFICATION. Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

14. ASSIGNMENT. This Subscription Agreement and any interest herein or any of the rights arising hereunder may be assigned only together with the transfer of the Securities purchased hereunder and in accordance with applicable Securities Laws and any securities laws within or outside of United States in the jurisdiction in which the Purchaser resides, and provided that the assignment is made in the assignee resides either (i) outside of the United States or (ii) agrees in writing to be bound by the terms and conditions of this Subscription Agreement and (iii) completes and executes and Acknowledgement of Assignment Form attached to the certificates representing the Securities and delivers it to Arbor.

15. NOTICE. All notices or other communications to be given hereunder shall be delivered by hand or by telecopier, on the date of transmission if sent before 5:00 p.m. EST and such day or, if not, on the first business day following the date of transmission.

Notice to Arbor shall be addressed as follows:

     Arbor Inc.
     2642 Collins Avenue, Suite 305
     Miami Beach, FL 33140

Notices to the Purchaser shall be addressed to the address of the Purchaser set out on the execution page hereof under Execution of Purchaser.

Either Arbor or the Purchaser may change its address for service aforesaid by notice in writing to the other party hereto specifying its new address for services hereunder.

16. MISCELLANEOUS. The agreement resulting from acceptance of this Subscription Agreement by Arbor contains the whole agreement between Arbor and the Purchaser in respect of the subject matters hereof and except as provided herein there are no warranties, representations, terms, conditions, or collateral agreements, express, implied or statutory, other than as expressly set forth herein and in any amendments hereto. All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser herein will survive the execution and delivery, and acceptance, of this offer and the Closing. Time shall be of the essence of this Subscription Agreement. This Subscription Agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of the State of Nevada. This Subscription Agreement will enure to the benefit of and be binding upon the parties hereto, and their heirs, executors, administrators, successors and permitted assigns. This Subscription Agreements may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document. The Purchaser acknowledges and agrees that all costs incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the sale of the Securities to the Purchaser shall be borne by the Purchaser. The Purchaser, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated, or revoked by the Purchaser, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.


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
                                   SCHEDULE A

                         CERTIFICATION OF US PURCHASERS
                         ------------------------------

Capitalized terms not specifically defined in this Certification have the meaning ascribed to them in the Subscription Agreement to which this Schedule is attached. In the event of a conflict between the terms of this Certification and such Subscription Agreement, the terms of this Certification shall prevail.

In addition to the covenants, representations and warranties contained in the Subscription Agreement to which this Schedule A is attached, the undersigned (the Purchaser) covenants, represents and warrants to Arbor that:

1. The Purchaser is (i) a US Person and (ii) authorized to consummate the purchase of the Securities.

2. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment.

3. Arbor has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning Arbor as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities, including access to Arbors public filings available on the Internet at www.sec.gov and that any answers to questions and any requests
                 -----------
     for information have been complied with the Purchasers satisfaction.

4. The Purchaser is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws.

5. The address of the Purchaser set out on Page 1 of the Subscription Agreement is the true and correct address of the Purchaser and can be relied on by Arbor and the Agent for purposes of State blue sky laws.

6. The Purchaser understands (i) the Securities have not been and will not be registered under the 1933 Act, or the securities laws of any State in the US; (ii) the sale contemplated hereby is being made in reliance on an exemption from such registration requirements; (iii) subject to certain exceptions provided under the 1933 Act, the Securities may not be transferred or exercised in the US or by or on behalf of a US Person unless such Securities, as applicable, are registered under the 1933 Act and applicable State securities laws or unless an exemption from such registration requirements is available.

7. The Purchaser satisfies one or more of the categories indicated below (PLEASE HANDWRITE YOUR INITIALS ON THE APPROPRIATE LINE):

     a.   ______    the Purchaser is purchasing the Securities in an offshore
                    transaction as defined in, and pursuant to, Regulation S on the basis was not offered the Securities in the US and did not execute or deliver the Subscription Agreement in the US;
                    or

     b.   ______    the Purchaser is an accredited investor as defined in Rule
                    501 of Regulation D of the 1933 Act by virtue of meeting one of the following criteria (PLEASE HANDWRITE YOUR INITIALS ON
                    THE APPROPRIATE LINE):


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
               i.   ______    An organization described in Section 501(c)(3) of
                              the US Internal Revenue Code, a corporation, a
                              Massachusetts or similar business trust or
                              partnership, not formed for the specific purpose
                              of acquiring the Securities, with total assets in
                              excess of US $ 5,000,000; or
               ii.  ______    A trust that (a) has total assets in excess of US
                              $5,000,0000; (b) was not formed for the specific
                              purpose of acquiring the Securities; and (c) is
                              directed in its purchases of the Securities by a
                              person who has such knowledge and experience in
                              financial and business matters that he/she is
                              capable of evaluating the merits and risks of an
                              investment in the Securities; or
               iii. ______    An investment company registered under the
                              Investment Company Act of 1940 or a business
                              development company as defined in Section 2(a)(48)
                              of that Act; or
               iv.  ______    A Small Business Investment Company licensed by
                              the US Small Business Administration under Section
                              301 (c) or (d) of the Small Business Investment
                              Act of 1958; or
               v.   ______    A private business development company as defined
                              in Section 202(a)(22) of the Investment Advisors
                              Act of 1940; or
               vi.  ______    The Purchaser is a natural person whose total
                              personal net work, either individually or jointly
                              with such person's spouse, at the time of
                              purchase, exceeds US $ 1,000,000; or
               vii. ______    The Purchaser is a natural person who had
                              individual income in excess of US $ 200,000, or
                              joint income with the person's spouse in excess of
                              US $300,000, in each of the twomose recent years
                              and reasonably expects to reach the same income
                              level in the current year; or
               viii. ______   An entity in which all of the equity owners
                              satisfy the requirements of one or more of the foregoing categories.

9. The Purchaser has not purchased the Securities as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

10. If the Purchaser decides to offer, sell or otherwise transfer any of the Securities it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

     a.   the sale is to Arbor;

     b. the sale is made outside of the US in a transaction meeting the requirements of Rule 904 of Regulation S and in compliance with local laws and regulations;

     c. the sale is made pursuant to the exemption from registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable State securities laws or "blue sky" laws;

     d. the sale is to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3), or (7) under the 1933 Act and a purchaser's letter containing the same representations, warranties and agreements as those contained in this certification, and satisfactory to Arbor, is executed by the purchaser and delivered to Arbor prior to the sale; or

     e. the securities are sold in a transaction that does not require registration under the 1933 Act or any applicable State laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to Arbor an opinion of counsel reasonably satisfactory to Arbor stating that such transaction is exempt from registration under applicable securities laws and that the legend may be removed.


11. The Purchaser acknowledges that the Purchaser has not purchased the Securities as a result of, an will not engage in, any "direct selling effort" (as defined in Regulation S under the 1933 Act) in the US in respect of the Securities which would include any activities undertaken for the purpose of, or that could be reasonably expected to have the effect of, conditioning the market in the US for the resale of the Securities; provided however that the Purchaser may sell or otherwise dispose of any of the Securities pursuant to registration of the Securities under the 1933 Act and any applicable State securities laws or under an exemption from such registration requirements and as otherwise provided herein; and

12. The certificate representing the Securities issued hereunder, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as it is no longer required under the applicable requirements of the 1933 Act or applicable State securities laws, will bear on the face of such certificate, the following legends:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE 1933 ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE1933 ACT.

13. The Purchaser understands and agrees that there may be material tax consequences to the Purchaser of an acquisition or disposition of the Securities. Arbor gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, State, local or foreign tax law of the undersigned's acquisition or disposition of such Securities.

14. The Purchaser consents to Arbor making a notation on its records or giving instructions to any transfer agent of Arbor in order to implement the restrictions on transfer set forth and described in this Certification and Subscription Agreement.

DATED ______________, 2003.


X
   ---------------------------------------------  -------------------------------------------------
Signature of individual or Authorized Signatory   Address of Purchaser (residence if an individual)

------------------------------------------------  -------------------------------------------------
Name of Purchaser (PLEASE PRINT)                  Telephone Number

------------------------------------------------  -------------------------------------------------
Name of authorized signatory (PLEASE PRINT)       E-Mail Address


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